                          Goodwin, Procter & Hoar  LLP
                               Counselors at Law
                                 Exchange Place
                             Boston, MA 02109-2881



                               September 27, 1996



Patriot American Hospitality, Inc.
3030 LBJ Freeway, Suite 1500
Dallas, Texas  75234

     Re:  Certain Federal Income Tax Matters
          ----------------------------------

Ladies and Gentlemen:

     This opinion is delivered to you in our capacity as counsel to Patriot American Hospitality, Inc. (the "Company") in connection with the Company's registration statement on Form S-3 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to (a) 243,655 shares of common stock, no par value per share (the "Common Stock") of the Company for the account of certain stockholders, and (b) 2,839,937 shares of Common Stock that may be issued by the Company if holders of units of limited partnership interest ("Units") in Patriot American Hospitality Partnership, L.P. (the "Operating Partnership") tender such Units to the Operating Partnership for redemption and the Company exercises its contractual right to acquire such tendered Units for Common Stock. This opinion relates to the Company's qualification for federal income tax purposes as a real estate investment trust ("REIT") under the Internal Revenue Code of 1986, as amended (the "Code"), and to the accuracy of certain statements in the Registration Statement.

     In rendering the following opinion, we have examined the Amended and Restated Articles of Incorporation and Amended and Restated Bylaws of the Company, and such other records, certificates and documents as we have deemed necessary or appropriate for purposes of rendering the opinions set forth herein.

     We have reviewed the Registration Statement and the descriptions set forth therein of the Company and its investments and activities. We have relied upon the representations of the Company and its affiliates and certain officers thereof (including, without limitation, representations contained in a representation letter dated as of this date) regarding the manner in which the Company has been and will continue to be owned and operated. We have neither independently investigated nor verified such representations, and we assume that such representations are true, correct and complete and that all representations made "to the best of the knowledge and belief" of any person(s) or party(ies) are and will be true, correct and complete as if made without such qualification. We assume that the Company has been and will be operated in accordance with applicable laws and the terms and conditions of applicable
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Patriot American Hospitality, Inc.
September 27, 1996
Page 2



documents, and that the descriptions of the Company and its investments, and the proposed investments, activities, operations and governance of the Company set forth in the Registration Statement continue to be true. In addition, we have relied on certain additional facts and assumptions described below.

     In rendering the opinions set forth herein, we have assumed (i) the genuineness of all signatures on documents we have examined, (ii) the authenticity of all documents submitted to us as originals, (iii) the conformity to the original documents of all documents submitted to us as copies, (iv) the conformity of final documents to all documents submitted to us as drafts, (v) the authority and capacity of the individual or individuals who executed any such documents on behalf of any person, (vi) the accuracy and completeness of all records made available to us, and (vii) the factual accuracy of all representations, warranties and other statements made by all parties. We have also assumed, without investigation, that all documents, certificates, warranties and covenants on which we have relied in rendering the opinion set forth below and that were given or dated earlier than the date of this letter continue to remain accurate, insofar as relevant to the opinion set forth herein, from such earlier date through and including the date of this letter.

     The discussion and conclusions set forth below are based upon the Code, the Income Tax Regulations and Procedure and Administration Regulations promulgated thereunder and existing administrative and judicial interpretations thereof, all of which are subject to change. No assurance can therefore be given that the federal income tax consequences described below will not be altered in the future.

     Based upon and subject to the foregoing, and provided that the Company makes a valid and timely election to be taxed as a REIT and continues to meet the applicable asset composition, source of income, shareholder diversification, distribution, recordkeeping and other requirements of the Code necessary for a corporation to qualify as a REIT, we are of the opinion that:

     1. Commencing with the Company's first taxable year ended December 31, 1995, the Company has been organized in conformity with the requirements for qualification as a "real estate investment trust" under the Code, and its method of operation, as described in the representations referred to above, will enable it to continue to meet the requirements for qualification and taxation as a "real estate investment trust" under the Code.

     2. The statements in the Registration Statement set forth under the caption "Risk Factors--Tax Risks," "Description of Units and Redemption of Units--Tax Consequences of Redemption" and "Federal Income Tax Considerations" to the extent such information constitutes matters of law, summaries of legal matters, or legal conclusions, have been reviewed by us and are accurate in all material respects.
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Patriot American Hospitality, Inc.
September 27, 1996
Page 3



     We express no opinion with respect to the transactions described in the Registration Statement other than those expressly set forth herein. You should recognize that our opinion is not binding on the IRS and that the IRS may disagree with the opinion contained herein. Although we believe that our opinion will be sustained if challenged, there can be no assurance that this will be the case. Except as specifically discussed above, the opinion expressed herein is based upon the law as it currently exists. Consequently, future changes in the law may cause the federal income tax treatment of the transactions described herein to be materially and adversely different from that described above.

     We consent to being named as Counsel to the Company in the Registration Statement, to the references in the Registration Statement to our firm and to the inclusion of a copy of this opinion letter as an exhibit to the Registration Statement.

                                            Very truly yours,



                                            GOODWIN, PROCTER & HOAR LLP